Exhibit 99.1

Quantum Announces Notification from Nasdaq Related to Delayed Form 10-Q Filing

SAN JOSE, Calif. — November 17, 2023 — Quantum Corporation (NASDAQ: QMCO) (“Quantum” or the “Company”) announced today that it received a notice (the “Notice”) from the Listing Qualifications staff of the Nasdaq Stock Market LLC (“Nasdaq”) on November 14, 2023 stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 (the “Quarterly Report”) with the Securities and Exchange Commission.

On November 13, 2023, the Company filed a Notification of Late Filing on Form 12b-25 indicating that the filing of the Quarterly Report would be delayed due to additional time being needed related to its re-evaluation of its application of standalone selling price under Accounting Standards Codification Topic 606.

The Company intends to file a plan to regain compliance on or before January 16, 2024 in accordance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s plan, Nasdaq can grant an extension of up to 180 calendar days from the Quarterly Report’s original due date, to May 7, 2024, to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently to complete its re-evaluation and file the Quarterly Report as soon as possible within the timeline prescribed by Nasdaq.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on Nasdaq, subject to the Company’s compliance with other continued listing requirements of Nasdaq.

About Quantum

Quantum technology, software, and services provide the solutions that today’s organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum’s end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). These forward-looking statements are largely based on our current expectations and projections about future events affecting our business. Such forward-looking statements include, in particular, statements related to the ongoing re-evaluation of certain accounting matters; timing of completion of the re-evaluation and filing of the Quarterly Report; the Company’s ability to maintain compliance with the listing standards of Nasdaq; and the Company’s plans, objectives and intentions that are not historical facts generally.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: the outcome of the pending re-evaluation of accounting matters and the possibility of adjustments, including material adjustments, to the Company’s financial statements as the re-evaluation progresses; the discovery of additional and unanticipated information during the re-evaluation process; risks related to the timely completion of the re-evaluation and filing of the Quarterly Report; the ability to meet stock exchange continued listing standards; the possibility that the Nasdaq may delist the Company’s securities; risks related to the Company’s ability to implement and maintain effective internal control over financial reporting in the future; the impact of these factors on the Company’s performance and outlook. See also other risks that are described in “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the SEC), including its Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 2023, and any subsequent reports filed with the SEC. The Company does not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:

Shelton Group

Leanne K. Sievers | Brett L. Perry

P: 949-224-3874 | 214-272-0070

E: sheltonir@sheltongroup.com

Public Relations Contacts:

August

Steven Goldberg | Jenny MacMichael

P: 323-892-5562| 323-892-5553

E: Quantum-August@augustco.com